Exhibit 99.1

HighPeak Energy, Inc. Announces Second Quarter 2023 Financial and Operating Results

Fort Worth, Texas, August 7, 2023 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended June 30, 2023.

Highlights

Second Quarter 2023

●

Sales volumes, consisting of 84% crude oil and 93% liquids, averaged 42,207 barrels of crude oil equivalent per day (“Boe/d”), representing a 13% increase over first quarter 2023 and a 92% increase over second quarter 2022. Third quarter-to-date production has averaged over 50,000 Boe/d.

●	Net income and EBITDAX (a non-GAAP financial measure defined and reconciled below) were $31.8 million and $185.0 million, respectively.
●	Realized price averaged $62.68 per Boe, or 85% of the weighted average of NYMEX WTI crude oil prices, excluding the effects of derivatives.
●	Cash operating margin of $50.14 per Boe, or 80% of the average realized price per Boe, excluding the effects of derivatives.
●

Horizontal wells turned in line throughout the second quarter numbered 42 gross (40.3 net). At the end of the second quarter, the Company had 42 gross (35.7 net) horizontal wells in various stages of drilling and completion.

Recent Event

●

HighPeak completed a public equity offering on July 21, 2023, whereby 14,835,000 shares of common stock, including an over-allotment of 1,935,000 shares, were issued for net proceeds of $151.2 million, enhancing near-term liquidity.

HighPeak Chairman and CEO, Jack Hightower, said, “I understand that there were doubts about the productivity of eastern Howard County. However, achieving the impressive milestone of producing 50,000 Boe per day, consisting of 84% oil from just over 200 producing horizontal wells, all while maintaining industry-leading margins, serves as a clear testament to the caliber of our assets. We have now achieved positive cash flow from our operations with our current two-rig program. Our intention moving forward is to finance our drilling program through operational cash flow.

“Our recent equity offering, wherein both our management and significant stakeholders made substantial investments alongside the public, played a crucial role in positioning the Company to effectively execute our comprehensive long-term strategic plan. We are also making notable headway in the refinancing of our near-term debt maturities, with expectations of finalizing this financing within the current quarter. Our primary focus remains on generating free cash flow, fortifying our balance sheet, and consistently delivering incremental value to our shareholders.”

Second Quarter 2023 Operational Update

HighPeak’s sales volumes during the second quarter of 2023 averaged 42,207 Boe/d, an increase of approximately 13% compared with the first quarter of 2023. Second quarter sales volumes consisted of approximately 84% crude oil and 93% liquids.

In accordance with the Company’s updated development outlook, the Company was running five drilling rigs at the beginning of the second quarter and reduced to two drilling rigs by the beginning of June 2023. The Company started and ended the quarter with four and two fracs crews, respectively. During the second quarter of 2023, the Company drilled 24 gross (23.1 net) horizontal wells and completed 42 gross (40.3 net) operated producing wells. At June 30, 2023, the Company had 42 gross (35.7 net) horizontal wells in various stages of drilling and completion. Currently, the Company is running two drilling rigs and one frac crew.

HighPeak President, Michael Hollis, commented, “Given the high oil cut and increasingly efficient operations, our cash margins are consistently and considerably higher than our peers. Now that both Flat Top and Signal Peak are fully delineated with infrastructure nearly complete, our acreage in eastern Howard County speaks for itself. Over the foreseeable future, we will continue to focus on Wolfcamp A and Lower Spraberry zones within both Flat Top and Signal Peak areas that have proven well results. At our current two-rig program, we have over 12 years of inventory in just these two premium zones.”

Second Quarter 2023 Financial Results

HighPeak reported net income of $31.8 million for the second quarter of 2023, or $0.25 per diluted share, and EBITDAX of $185.0 million, or $1.45 per diluted share.

Second quarter average realized prices were $73.21 per barrel of crude oil, $20.77 per barrel of NGL and $0.70 per Mcf of natural gas, resulting in an overall realized price of $62.68 per Boe, or 85% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the second quarter were $13.21 per Boe, including lease operating expenses of $8.39 per Boe, workover expenses of $0.71 per Boe, production and ad valorem taxes of $3.45 per Boe and cash G&A expenses of $0.66 per Boe. The Company’s cash margin was $49.48 per Boe, or 79% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s second quarter 2023 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $299.6 million. In addition, the Company incurred capital expenditures of approximately $2.3 million primarily related to leasehold acquisitions.

Hedging

As of June 30, 2023, the Company had crude oil swaps in place to hedge 276,000 barrels of its remaining 2023 crude oil production, or 1,500 barrels of oil per day, at an average swap price of $72.30 per barrel. In addition, the Company had deferred premium put options in place for the remainder of 2023 and through September 2024 totaling 1.56 million barrels and 2.74 million barrels, or 8,500 and 10,000 barrels of oil per day, respectively, with deferred premiums of $5.00 per barrel and strike prices averaging $57.82 and $53.83 for the remainder of 2023 and 2024, respectively. In addition, in July 2023, the Company entered into an additional crude oil swap contract for an average of approximately 8,000 barrels of oil per day for the second half of 2023 at a swap price of $74.46 per barrel. The Company’s crude oil derivative contracts are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate pricing.

Dividends

During the second quarter of 2023, the Company’s Board of Directors approved quarterly dividends of $0.025 per share, or $2.8 million in dividends paid to stockholders during the quarter. In addition, in July 2023, the Company’s Board of Directors declared a quarterly dividend of $0.025 per share, or $3.2 million in dividends to be paid to stockholders on August 25, 2023.

Conference Call

HighPeak Energy will host a conference call and webcast on Tuesday, August 8, 2023, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the second quarter of 2023. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by the 2023 and 2024 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$30,265	$30,504
Accounts receivable	100,974	96,596
Inventory	9,201	13,275
Prepaid expenses	3,154	4,133
Derivatives	435	17
Total current assets	144,029	144,525
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	2,977,987	2,270,236
Unproved properties	91,630	114,665
Accumulated depletion, depreciation and amortization	(434,006)	(259,962)
Total crude oil and natural gas properties, net	2,635,611	2,124,939
Other property and equipment, net	3,592	3,587
Other noncurrent assets	6,771	6,431
Total assets	$2,790,003	$2,279,482

Current liabilities:
Current portion of long-term debt, net	$741,155	$—
Accounts payable - trade	215,845	105,565
Accrued capital expenditures	102,727	91,842
Revenues and royalties payable	36,480	15,623
Other accrued liabilities	15,815	13,152
Accrued interest	14,049	15,600
Derivatives	10,700	16,702
Advances from joint interest owners	782	7,302
Operating leases	622	343
Total current liabilities	1,138,175	266,129
Noncurrent liabilities:
Long-term debt, net	231,854	704,349
Deferred income taxes	155,315	131,164
Asset retirement obligations	7,886	7,502
Derivatives	1,094	691
Operating leases	269	—
Commitments and contingencies

Stockholders' equity
Common stock	11	11
Additional paid-in capital	1,018,810	1,008,896
Retained earnings	236,589	160,740
Total stockholders' equity	1,255,410	1,169,647
Total liabilities and stockholders' equity	$2,790,003	$2,279,482

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating revenues:
Crude oil sales	$236,390	$190,926	$452,086	$277,864
NGL and natural gas sales	4,370	10,502	12,468	15,793
Total operating revenues	240,760	201,428	464,554	293,657
Operating costs and expenses:
Crude oil and natural gas production	34,934	16,595	67,876	26,041
Production and ad valorem taxes	13,259	10,301	25,556	15,307
Exploration and abandonments	480	184	2,644	393
Depletion, depreciation and amortization	93,011	34,883	174,142	51,907
Accretion of discount	120	66	238	120
General and administrative	2,516	2,016	5,018	3,956
Stock-based compensation	3,984	14,579	8,038	18,555
Total operating costs and expenses	148,304	78,624	283,512	116,279
Other expense	7,502	—	7,502	—
Income from operations	84,954	122,804	173,540	177,378
Interest and other income	163	2	193	252
Interest expense	(39,284)	(9,282)	(66,256)	(14,534)
Derivative loss, net	(4,363)	(11,891)	(1,243)	(78,285)
Income before income taxes	41,470	101,633	106,234	84,811
Income tax expense	9,644	24,072	24,151	23,760
Net income	$31,826	$77,561	$82,083	$61,051

Earnings per share:
Basic net income	$0.26	$0.69	$0.67	$0.56
Diluted net income	$0.25	$0.64	$0.64	$0.52

Weighted average shares outstanding:
Basic	111,227	103,178	111,227	99,530
Diluted	115,978	111,228	117,127	106,843

Dividends declared per share	$0.025	$0.025	$0.05	$0.05

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$82,083	$61,051
Adjustments to reconcile net income to net cash provided by operations:
Exploration and abandonment expense	2,186	32
Depletion, depreciation and amortization expense	174,142	51,907
Accretion expense	238	120
Stock-based compensation expense	8,038	18,555
Amortization of debt issuance costs	5,704	1,781
Amortization of original issue discounts on 10.000% Senior Notes and 10.625% Senior Notes	8,627	2,741
Derivative-related activity	(6,017)	16,442
Deferred income taxes	24,151	23,760
Changes in operating assets and liabilities:
Accounts receivable	(4,378)	(50,857)
Prepaid expenses, inventory and other assets	3,941	(2,571)
Accounts payable, accrued liabilities and other current liabilities	64,961	25,225
Net cash provided by operating activities	363,676	148,186
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(678,968)	(403,177)
Changes in working capital associated with crude oil and natural gas property additions	74,736	105,476
Acquisitions of crude oil and natural gas properties	(7,789)	(250,448)
Deposit and other costs on pending acquisition	(397)	—
Other property additions	(103)	(996)
Net cash used in investing activities	(612,521)	(549,145)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Credit Agreement	255,000	380,000
Proceeds from exercises of stock options	148	120
Proceeds from exercises of warrants	1,728	7,750
Debt issuance costs	(1,399)	(9,098)
Dividends paid	(5,554)	(4,959)
Stock offering costs	(748)	(58)
Dividend equivalents paid	(569)	(427)
Proceeds from issuance of 10.000% Senior Notes, net of discount	—	210,179
Repayments under Credit Agreement	—	(195,000)
Net cash provided by financing activities	248,606	388,507
Net decrease in cash and cash equivalents	(239)	(12,452)
Cash and cash equivalents, beginning of period	30,504	34,869
Cash and cash equivalents, end of period	$30,265	$22,417

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales Volumes:
Crude oil (Bbls)	3,228,942	1,716,084	6,064,560	2,620,296
NGLs (Bbls)	334,984	176,438	630,170	284,250
Natural gas (Mcf)	1,661,276	654,299	2,976,310	1,090,181
Total (Boe)	3,840,805	2,001,572	7,190,782	3,086,243

Daily Sales Volumes:
Crude oil (Bbls/d)	35,483	18,858	33,506	14,477
NGLs (Bbls/d)	3,681	1,939	3,482	1,570
Natural gas (Mcf/d)	18,256	7,190	16,444	6,023
Total (Boe/d)	42,207	21,995	39,728	17,051

Revenues (in thousands):
Crude oil sales	$236,390	$190,926	$452,086	$277,864
Crude oil derivative settlements	(5,066)	(37,082)	(7,260)	(61,843)
NGL and natural gas sales	4,370	10,502	12,468	15,793
Natural gas derivative settlements	—	—	—	—
Total revenues, including derivative settlements	$235,694	$164,346	$457,294	$231,814

Average sales prices:
Crude oil (per Bbl)	$73.21	$111.26	$74.55	$106.04
Crude oil derivative settlements (per Bbl)	(1.57)	(21.61)	(1.20)	(23.60)
NGL (per Bbl)	20.77	47.29	23.71	45.03
Natural gas (per Mcf)	0.70	6.02	1.37	5.28
Natural gas derivative settlements (per Mcf)	—	—	—	—
Total, including derivative contract settlements (per Boe)	$61.37	$82.11	$63.59	$75.11

Weighted Average NYMEX WTI ($/Bbl)	$73.59	$108.77	$74.78	$103.93
Weighted Average NYMEX Henry Hub ($/Mcf)	2.10	6.99	2.67	6.15
Realization to benchmark
Crude oil	99%	102%	100%	102%
Natural gas	33%	86%	51%	86%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$32,226	$16,553	$60,946	$25,898
Expense workovers	2,708	42	6,930	143
Production and ad valorem taxes	13,259	10,301	25,556	15,307
General and administrative expenses	2,516	2,016	5,018	3,956
Depletion, depreciation and amortization	93,011	34,883	174,142	51,907

Operating costs per Boe:
Lease operating expenses	$8.39	$8.27	$8.48	$8.39
Expense workovers	0.71	0.02	0.96	0.05
Production and ad valorem taxes	3.45	5.15	3.55	4.96
General and administrative expenses	0.66	1.01	0.70	1.28
Depletion, depreciation and amortization	24.22	17.43	24.22	16.82

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$31,826	$77,561	$82,083	$61,051
Interest expense	39,284	9,282	66,256	14,534
Interest and other income	(163)	(2)	(193)	(252)
Income tax expense	9,644	24,072	24,151	23,760
Depletion, depreciation and amortization	93,011	34,883	174,142	51,907
Accretion of discount	120	66	238	120
Exploration and abandonment expense	480	184	2,644	393
Stock based compensation	3,984	14,579	8,038	18,555
Derivative related noncash activity	(703)	(25,191)	(6,017)	16,442
Other expense	7,502	—	7,502	—
EBITDAX	$184,985	$135,434	$358,844	$186,510

HighPeak Energy, Inc.
Unaudited Cash Margin Reconciliation
(in thousands, except per Boe data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Crude oil, NGL and natural gas sales revenue	$240,760	$201,428	$464,554	$293,657
Less: Lease operating expenses	(32,226)	(16,553)	(60,946)	(25,898)
Less: Workover expenses	(2,708)	(42)	(6,930)	(143)
Less: Production and ad valorem taxes	(13,259)	(10,301)	(25,556)	(15,307)
Less: General and administrative expenses	(2,516)	(2,016)	(5,018)	(3,956)
Cash Margin	$190,051	$172,516	$366,104	$248,353
Divide by: Sales volumes (MBoe)	3,840.8	2,001.6	7,190.8	3,086.2
Cash Margin per Boe, excluding effects of derivatives	$49.48	$86.19	$50.91	$80.47

Cash Margin	$190,051	$172,516	$366,104	$248,353
General and administrative expenses	$2,516	$2,016	$5,018	$3,956
Divide by: Sales volumes (MBoe)	3,840.8	2,001.6	7,190.8	3,086.2
Cash Operating Margin per Boe, excluding effects of derivatives	$50.14	$87.21	$51.61	$81.75

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.